UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 20, 2005
Homestore, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement.
On September 20, 2005, Homestore, Inc. (the “Company”) and Stuart H. Wolff, the Company’s former chairman and chief executive officer (“Wolff”), entered into a Settlement Agreement and Releases (the “Agreement”). The Agreement provides for the Company to reimburse Wolff for expenses, including attorneys’ fees and other defense costs (“Eligible Costs”), incurred by Wolff from litigation by reason of the fact that Wolff was a director, officer and/or employee of the Company, up to a maximum of $11 million as follows: (i) on the effective date of the Agreement (as described below), the Company shall pay Wolff approximately $7.65 million in reimbursement of all Eligible Costs incurred by Wolff prior to September 20, 2005, (ii) on December 22, 2005, the Company will pay Wolff all additional Eligible Costs incurred by Wolff on or after September 20, 2005 and prior to December 20, 2005, and (iii) on January 6, 2006, the Company shall deposit in an irrevocable trust an amount equal to the difference between $11 million and amounts previously paid to Wolff as set forth in items (i) and (ii) above. Any amounts remaining in the trust upon conclusion of all legal proceedings and lawsuits against Wolff by reason of the fact that he was a director, officer and/or employee of the Company shall be returned to the Company.
The Agreement also contains mutual general releases between the Company and Wolff. Such releases preclude the Company from ever seeking repayment or recoupment of amounts paid to Wolff as indemnification or advancement of attorneys’ fees and other defense costs. Such releases also release Homestore from claims by Wolff for advancement of expenses or indemnification other than as provided in the Agreement. For a period of seven days from September 20, 2005, Wolff may revoke the Agreement. In the event Wolff revokes the Agreement during such period, it shall become null and void. In the event Wolff does not revoke the Agreement during such seven day period, upon the expiration of such period the Agreement shall become effective.
The summary of the Agreement contained in this Item 1.01 is qualified in its entirety by reference to the Agreement itself, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by this reference into this Item 1.01 in its entirety.
Item 9.01 Exhibits.
(c) Exhibits
10.1 Settlement Agreement and Releases dated September 20, 2005 between the Company and Wolff

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.
Date: September 26, 2005	By:	/s/ Michael R. Douglas
Michael R. Douglas
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX
10.1 Settlement Agreement and Releases dated September 20, 2005 between the Company and Wolff